Exhibit 99.1

Form 3 Joint Filer Information

Name:	ICONIQ Capital Group, L.P.
Address:	50 Beale Street, Suite 2300 San Francisco, California 94105
Date of Event Requiring Statement:	04/30/2026

Name:	ICONIQ Capital Group GP, LLC
Address:	50 Beale Street, Suite 2300 San Francisco, California 94105
Date of Event Requiring Statement:	04/30/2026

Name:	Divesh Makan
Address:	50 Beale Street, Suite 2300 San Francisco, California 94105
Date of Event Requiring Statement:	04/30/2026